Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-161151 on Form S-8 of WEC Energy Group, Inc. of our report dated June 4, 2021 appearing in this Annual Report on Form 11-K of WEC Energy Group Employee Retirement Savings Plan for the year ended December 31, 2020.

/s/CliftonLarsonAllen LLP

Minneapolis, Minnesota
June 4, 2021